Exhibit 10

Portions of this exhibit, indicated by [***], have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) treated by the Registrant as private or confidential.

AMENDMENT NO. 6

TO

PRIVATE SHELF AGREEMENT

Dated as of June 17, 2026

PGIM, Inc. (“Prudential”) and

Each other Prudential Affiliate which becomes
bound by the Agreement (defined below)

c/o Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, Texas 75201

Ladies and Gentlemen:

We refer to the Private Shelf Agreement, dated as of September 22, 2014,  as amended by Amendment No. 1 to the Private Shelf Agreement, dated August 2, 2017, as further amended by Amendment No. 2 to the Private Shelf Agreement, dated August 10, 2018, as further amended by Amendment No. 3 to the Private Shelf Agreement, dated July 29, 2020, as further amended by Amendment No. 4 to the Private Shelf Agreement, dated August 13, 2021, and as further amended by Amendment No. 5 to the Private Shelf Agreement, dated July 20, 2023 (as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Graybar Electric Company, Inc., a New York corporation (the “Company”), Prudential and each Prudential Affiliates which becomes party to the Agreement (each, a “Purchaser” and collectively, the “Purchasers”).  Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

The Company desires to amend the Agreement to (i) extend the Issuance Period, which would otherwise end on August 2, 2026, to August 2, 2029, and (ii) make updates to Section 7.4 and Section 18 of the Agreement to reflect that certain deliveries of the Company may be made by electronic means.

It is hereby agreed by you and us as follows:

i.Amendments to Agreement.

Subject to the conditions herein (including, without limitation, Section II(b)), effective on the date hereof (the “Effective Date”), the Agreement is hereby amended by this letter amendment (this “Amendment”) as follows:

(a) Section 2(b) Issuance Period. Clause (b) of Section 2 of the Agreement is hereby deleted and replaced in its entirety as follows:

“(b)  Issuance Period.  Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) August 2, 2029 (or if such date is not a Business Day, the Business

Day next preceding such date), and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day).  The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the ‘Issuance Period’.”

(b) Section 7.4 Electronic Delivery. Section 7.4 of the Agreement is hereby deleted and replaced in its entirety as follows:

“Section 7.4 Electronic Delivery.  Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(a)such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each holder or Purchaser, as applicable, of a Note by e-mail at the e-mail address set forth in such holder’s or Purchaser’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;

(b) the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its website on the internet, which is located at http://graybar.com/secfilings as of the date of this Agreement;

(c)such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are timely posted by or on behalf of the Company on Intralinks or on any other similar website to which each holder or Purchaser, as applicable, of Notes has free access; or

(d)the Company shall have timely filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on Intralinks or on any other similar website to which each holder or Purchaser, as applicable,  of Notes has free access;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver, clickwrap agreement or other agreement, or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of any of clauses (b), (c) or (d), the Company shall have given each holder or Purchaser, as applicable, of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, and provided further, that upon request of any holder or Purchaser, as applicable, to receive paper copies of such forms, financial

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statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder or Purchaser, as applicable.”

(c)	Section 18 Notices. Section 18 of the Agreement is hereby deleted and replaced in its entirety as follows:

“Section 18. Notices.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (1) by registered or certified mail with return receipt requested or express or priority mail with online tracking service available (postage prepaid), (2) by a nationally recognized commercial delivery service (charges prepaid) or (3) by e-mail if the recipient has provided an e-mail address in its notice details (provided that a copy of such sent e-mail is kept on file, whether electronically or otherwise, by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to its recipient).  Any such notice must be sent:

(i)if to Prudential, to Prudential at 2200 Ross Ave., Suite 4300W,  Dallas, TX 75201 or by e-mail to [***],  or at such other address or e-mail as Prudential shall have specified to the Company in writing,

(ii)if to any Purchaser or its nominee, to such Purchaser or nominee at the address or e-mail specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(iii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iv)if to the Company, to the Company at its address set forth at the beginning hereof or by e-mail to [***], or at such other address or e-mail as the Company shall have specified to Prudential, the holder of each Note or Purchaser, as applicable, in writing.

(d)	Notices under this Section 18 will be deemed given only when actually received.”

II.CONDITIONS TO EFFECTIVENESS OF AMENDMENTS.

(a)Representations and Warranties.  The Company represents and warrants that (i) the execution and delivery of this Amendment has been duly authorized by all necessary corporate action of the Company and this Amendment has been executed and delivered by a duly authorized officer of the Company, and all necessary or required consents to this Amendment (other than any consents required to be obtained solely by a Purchaser) have been obtained and are in full force and effect, (ii) the Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation contract and agreement of the Company enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and general principles of

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equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) each representation and warranty set forth in Section 5 of the Agreement (as modified by the updated Schedules 5.3, 5.4, 5.5, 5.9, 5.15 attached hereto), is true and correct as of the date of execution and delivery of this Amendment by the Company with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), and (iv) no Event of Default or Default under the Agreement exists or has occurred and is continuing on the date hereof.

(b)Effectiveness.  This Amendment shall become effective upon fulfillment of the following conditions: (i) the Company and Prudential shall have executed a copy of this Amendment on or prior to the Effective Date, (ii) a fully-executed copy of the consent of Guarantor attached as Exhibit A to this Letter Amendment, (iii) Prudential shall have received a copy of the resolutions of the board of the Company authorizing the execution, delivery and performance by the Company of this Amendment, certified by its secretary or assistant secretary, (iii) the Company shall have paid the structuring fee described in Section III(b) of this Amendment to Prudential, and (iv) Prudential shall have received such other documents and certificates as it may reasonably request relating to the Amendment and the transactions contemplated by the Amendment.

III.MISCELLANEOUS.

(a)Reference to and Effect on Agreement.  Upon the effectiveness of this Amendment, each reference to the Agreement in any other document, instrument or agreement shall mean and be a reference to the Agreement as modified by this Amendment.  Except as specifically set forth in Section I hereof, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.  The execution, delivery and effectiveness of this Amendment shall not be construed as a course of dealing or other implication that any holder or Purchaser, as applicable,  of the Notes has agreed to or is prepared to grant any consents or agree to any waiver to the Agreement in the future, whether or not under similar circumstances.

(b)Structuring Fee.  The Company agrees to pay to Prudential on the date hereof a structuring fee of $50,000.00.  Such payment shall be made to Prudential at the address for payments specified in Schedule B to the Agreement, or by such other method or at such other address as Prudential shall specify to the Company in writing for such purpose.

(c)Expenses.   The Company hereby confirms its obligations under the Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by Prudential, all reasonable out-of-pocket costs and expenses, including attorneys' fees and expenses, incurred by them in connection with this Amendment and the transactions contemplated hereby, in enforcing any rights under this Amendment, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Amendment or the transactions contemplated hereby.

(d)Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AMENDMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

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(e)Counterparts; Section Titles.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.  The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

[SIGNATURE PAGE TO FOLLOW]

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If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least one counterpart of this Letter Amendment No. 6 to Senior Vice President, Secretary and General Counsel, Graybar Electric Company, Inc., 34 North Meramec Avenue, St. Louis, MO 63105.

Very truly yours,

GRAYBAR ELECTRIC COMPANY, INC.

By:  /s/  Timothy E. Carpenter
Name:  Timothy E. Carpenter
Title:    Vice President and Treasurer

Agreed as of the date first above written:

PGIM, INC.

By:  /s/ Brooke Ansel

Name: Brooke Ansel

Title: Senior Director, Private Credit

Exhibit A

The undersigned, as Guarantors under the Guaranty Agreement, dated as of April 19, 22, 2024 (this “Guaranty Agreement”), is made by the undersigned (the “Guarantor”),  in favor of the Purchasers party to the Agreement referred to in Letter Amendment No. 6, dated June 17, 2026, to the Private Shelf Agreement, dated as of September 22, 2014 (the “Agreement”), hereby consents to said letter amendment and all other letter amendments entered into prior to the date hereof, and hereby confirms and agrees that the Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of, said letter amendment, all references in the Guaranty to the Agreement, “thereunder”, “thereof”, or words of like import referring to the  Agreement shall mean the Agreement as amended by said letter amendment and all prior letter amendments.

GUARANTOR:

GBE SUB, LLC

By:      _________________________

Name: _________________________

Title:   _________________________

[***]

Schedule 10.6

(to Private Shelf Agreement)